UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2019

ADAPTIVE BIOTECHNOLOGIES CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Washington	001-38957	27-0907024
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 Eastlake Avenue East, Suite 200, Seattle, Washington		98102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 659-0067

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ADPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 24, 2019, Adaptive Biotechnologies Corporation (the “Company”) entered into a non-exclusive development and supply agreement (the “Agreement”) with Illumina, Inc., a supplier of sequencing products and equipment to the Company (“Illumina”), with respect to the Company’s development and commercialization of in-vitro diagnostic test kits for clonoSEQ® and immunoSEQ Dx™ (“IVD Kits”).  The clonoSEQ IVD Kits will utilize the Company’s current assays for the assessment and monitoring of minimal residual disease in connection with treatment or management of patients with lymphoid malignancies while the immunoSEQ Dx IVD kits will provide access to the Company’s pipeline immunodiagnostics applications as they are developed.

The Agreement provides that Illumina will develop custom software (“Custom Software”) for the Company to support use of the IVD Kits by customers on Illumina’s clinical diagnostic sequencing instrument, NextSeqDx®.   In addition, Illumina will provide regulatory and related support for the components of the IVD Kits related to Illumina components or Custom Software.  Illumina will retain ownership of the Custom Software to be developed, subject to an exclusive license to the Company.  Company will retain ownership of the IVD Kits. Each party will be responsible for distributing and otherwise commercializing its respective products to end users.

The Company agrees to pay Illumina: (i) two technology access milestone payments related to development of the Custom Software modules payable upon: (a) Company acceptance of a verified Custom Software module that meets the specification requirements set forth in the development plan for the first IVD Kit; and (b) installation of the Custom Software module at a clinical trial site; and (ii) tiered revenue share payments on net sales (subject to certain customary reductions) of the IVD Kits ranging from a low to mid-single digit percentage of future net sales. For use during the development phase of the Agreement, the Company will purchase instruments and consumables from Illumina as needed to support the pre-commercial development of the IVD Kits.

The term of the Agreement expires on September 24, 2025. Either the Company or Illumina may terminate the Agreement in the case of (i) a material breach by the other party after providing notice and an opportunity to cure; (ii) in the case of bankruptcy or insolvency of the other party; or (iii) if at any time after September 24, 2021 there are no active development plans in place.  The Agreement contains customary representations, warranties, covenants, indemnities and other obligations of the parties as well as Company reporting and forecasting requirements with respect to the IVD Kits and their components.

The foregoing descriptions of the Agreement are not complete and are qualified in their entirety by reference to the full text of the Agreement.  A copy of the Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 (with certain portions subject to confidential treatment).  On September 24, 2019, the Company and Illumina issued a joint press release announcing the entry into the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 24, 2019, the Company issued a press release relating to the Agreement, a copy of which is attached as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in the press release attached as Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated September 24, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Adaptive Biotechnologies Corporation

Date: September 24, 2019	By:	/s/ Chad Cohen
Chad Cohen
Chief Financial Officer

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